                                 EXHIBIT 10.14

                                LEASE AGREEMENT

      This is a LEASE AGREEMENT ("Lease") dated as of the 1st day of August, 1995, by and between BROWNSBORO HILL NURSING HOME, INC., a Kentucky corporation, and BROWNSBORO HILLS PLAZA, a Kentucky general partnership, and their respective successors and assigns (hereinafter referred to together as "Landlord"), and TRANSITIONAL HEALTH PARTNERS d/b/a TRANSITIONAL HEALTH SERVICES, a Delaware general partnership (hereinafter referred to as "Tenant").

      NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, the parties agree:

      1. FACILITY: Effective upon the receipt of the regulatory approvals or lapse of any applicable statutory notice periods referred to in the Management Agreement dated August 1, 1995, among the parties to this Lease (the "Management Agreement") and the termination of the Management Agreement and subject the preparation of Schedules to the Agreement dated August 1, 1995, among Landlord, Tenant, Harold V. Bomar, Jr. and Harold V. Bomar, III with contents mutually satisfactory to the parties (the "Effective Date"), but no later than October 1, 1995 (as provided in the Management Agreement) Landlord does hereby demise and lease unto Tenant, and Tenant does hereby take, hire and let from Landlord that certain tract or parcel of real estate, together with the buildings and improvements (and including furniture, fixtures and equipment belonging to or provided by Landlord) and constituting a 96 bed nursing home facility known commonly as Brownsboro Hills Nursing Home, and a related 20-bed home for the aged known commonly as Brownsboro Hills Plaza, and the privileges and appurtenances thereunto appertaining, situate, lying and being on 2141 Sycamore Avenue, Louisville, KY 40207, in Jefferson County, Kentucky, and being more particularly described on "EXHIBIT A" hereto attached, hereafter referred to as the "Facility."

      2. COVENANT OF TITLE AND QUIET ENJOYMENT: Landlord covenants and warrants that it alone has full right and lawful authority to enter into this Lease for the full term hereof; that it is lawfully seized of the Facility in fee simple and has good title thereto, free and clear of all tenancies, restrictions and encumbrances (with the exception of liens securing lenders providing financing for the Facility which is the subject of this Lease, and other matters not adversely affecting the intended use of the Facility or merchantability of title, or other matters agreed to between the parties) and that at all times during the term of this Lease and any extensions of said term, Tenant's quiet and peaceful enjoyment of the Facility shall not be disturbed or interfered with by any party in privity of contract with Landlord.

      3. AUTHORIZATIONS AND COMPLIANCE WITH GOVERNMENTAL PROGRAMS: Landlord hereby represents and warrants to Tenant that (i) the use of the Facility as an intermediate or skilled care and home for the aged nursing home facility is a permitted use under all applicable zoning or other use restrictions or regulations, and (ii) the character, materials, design, construction and location of the improvements is, to the best of its knowledge, in full compliance with all building codes, zoning laws and all other laws and ordinances pertaining thereto.

      Tenant agrees (i) to use the Facility as an intermediate, skilled and home for the aged nursing home facility and operate the Facility in full compliance with all laws, regulations and licenses applicable thereto, (ii) that no part of the Facility shall be used for any unlawful purpose, nor will any unlawful condition or nuisance be permitted to exist thereon, and (iii) that its operation of the Facility of a nursing home facility shall materially comply with all licensure, certification, and other requirements of law applicable to nursing home facilities.

      4. TERM:

            a. The term of this Lease (the "Initial Term") shall commence on the Effective Date hereof and end on January 31, 2008.

            b. If Tenant is not in default hereunder, Tenant shall have the option to renew the term of this Lease after the Initial Term for three (3) additional terms of five (5) years each (the "Renewal Term(s))", which together with the Initial Term shall be referred to herein as the "Term"). Such Renewal Terms shall be upon the same terms and conditions contained in this Lease for the Initial Term except it (i) will be subject to an adjustment of Rent payments as described in Section 5 below, and (ii) will not be less than the previous year's Total Rent (as defined below). Tenant may exercise its option to renew for the Renewal Term by notifying Landlord in writing of its intention to renew at least one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term.

      5. RENT: Tenant shall pay to Landlord at its offices in Louisville, Kentucky, or at such other place as it may advise in writing, in advance, on the tenth (10th) day of each calendar month, without notice, demand, offset or deduction, in lawful money of the United States of America, during and throughout the term of this Lease, base rent, which shall be payable in monthly installments of Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00) (the "Base Rent"). Commencing August 1, 1996 (and increasing on each anniversary thereof during the Term hereof), Tenant shall also pay on a monthly basis to Landlord, additional rent ("Additional Rent"), which will be an annual amount equal to the Base Rent times three percent (3%) times the number of years the Lease has at that time been in effect on a non-compounded basis, i.e., year two's rent shall be 103% of the Base Rent, year two shall be 106%, year 10 shall be 130%, etc. Base Rent together with Additional Rent may be referred to herein as "Total Rent."

            If the Landlord does not receive from Tenant any payment of Base Rent or Additional Rent within ten (10) days after such payment is due, Landlord, at its option, may charge Tenant a late charge and handling fee equal to five percent (5%) of such rental payment, and such late charge and handling fee shall be due and payable by Tenant to Landlord immediately upon delivery of written notice to Tenant. In addition, if any check of Tenant's is returned to Landlord unpaid, Tenant shall reimburse Landlord for all charges associated with such returned check and Landlord, at its option, in addition to all other rights hereunder, may thereafter require that Tenant pay the Rent and any other charges payable hereunder by a certified or cashier's check.

            If Landlord directs, the Tenant agrees to pay such portion of the Total Rent directly to LandLord's mortgagee as may be necessary to service Landlord's mortgage indebtedness, if any, and the balance of such Total Rent remitted paid directly to Landlord.

      6. REPORTS: Tenant agrees to provide Landlord with monthly and annual financial statements accurately reflecting Tenant's consolidated financial condition and the results for its business operations for the period then ended with respect to its operations generally, as well as its business conducted at the Facility. Such statements shall be due thirty (30) days after the quarter then ended or ninety (90) days after the close of the Tenant's fiscal year, as the case may be, and shall be prepared in accordance with generally accepted accounting principles consistently applied, and further shall be in such form as required by Landlord's mortgagee. Tenant agrees to also provide upon request to Landlord, as the same are filed with the Kentucky Cabinet for Human Resources, copies of the facility's Medicare and Medicaid Cost Reports, and copies of annual state licensure survey reports.

      7. LEGAL FEES AND COSTS: Tenant agrees, in the event it becomes necessary for Landlord to enforce any provision of this Lease by legal action, or to engage attorneys for the collection of rent or other monies due under this Lease, to pay to Landlord reasonable attorney's fees and all court costs and other costs of such collection or enforcement proceedings incurred by Landlord if a valid claim is established.

      8. UTILITIES: Landlord and Tenant agree that all water, sewer, electric current and telephone facilities are available, connected and working as of the Effective Date. Tenant shall pay when due all charges for heat, air conditioning, water, gas, electricity and other utilities furnished to the Facility for occupants thereof during the Term hereof.

      9. REPAIR AND MAINTENANCE OF IMPROVEMENTS: Landlord warrants that the entire Facility and the building and improvements thereon shall be in good, safe condition and repair on the Effective Date. Tenant shall be responsible for maintaining the Facility in good repair, including without limitation all exterior and interior surfaces, electrical, plumbing, heating, air conditioning, and other systems, as well as the exterior grounds, and shall at the end of the Term return the same to Landlord in good repair and condition, with the exception of casualties insured against (the proceeds of such insurance having been paid to Landlord), ordinary wear and tear, and any damages caused or suffered to be caused by Landlord (including any indemnity claims as set forth in Section 28 below). If Tenant fails to make any repairs, and/or perform any maintenance for which it is responsible, within thirty (30) days after written notice thereof, Landlord may, at its sole option, make the repairs and/or perform the maintenance and the reasonable expense thereof shall be paid by Tenant, together with interest at a rate equal to ten percent (10%) if such expense is not paid within thirty (30) days.

      Landlord, its agents and employees, shall have the right at all reasonable times and upon reasonable notice to Tenant, to enter the Facility or any part thereof, to inspect and examine the same.

      10. TAXES AND ASSESSMENTS: Tenant agrees to pay when due all taxes on or with respect to the Facility (except Landlord's income taxes). Such payments shall be made in accordance with the terms, and payable directly to the appropriate governmental authority. Landlord will promptly send Tenant copies of all bills for taxes to be paid by Tenant and Tenant will pay the same to the appropriate governmental authority. Tenant shall upon request promptly send Landlord reasonable evidence of payment of such bill after such payment.

            In the event this Lease shall commence, or shall end (by reason of expiration of the Term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the year, or should the year or period of assessment of real estate taxes be change to more or less than one year, as the case may be, then the amount of taxes which may be payable by Tenant as provided hereunder shall be appropriately apportioned.

      11. INSURANCE INDEMNITY:

            a. During the Term of this Lease, Tenant shall at all times keep the Facility insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the Commonwealth of Kentucky. The policies must name Landlord as an additional insured. Losses shall be payable to Landlord and Tenant as provided in Section 11(e) below. In addition, the policies shall name as an additional insured any mortgagee by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each mortgagee. Evidence of insurance shall be deposited with Landlord and, if requested, with any mortgagee(s). The insurance policies shall provide thirty
(30) days notice of cancellation to all parties named therein as insured. The policies on the Facility shall insure against the following risks:

                  (1) Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available, including but not limited to loss or damage from leakage of any sprinkler system now or hereafter installed in the Facility or on the Facility, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies and in any event in an amount not less than one hundred percent (100%) of the then full replacement value thereof (as defined below in Paragraph (b));

                  (2) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably agreed by Landlord and Tenant from time to time;

                  (3) Claims for personal injury or property damage under a policy of general public liability insurance with amounts not less than One Million Dollars ($1,000,000) per occurrence/Three Million Dollars
($3,000,000.00) aggregate, in respect of bodily injury or death and property damage;

                  (4) Claims arising out of malpractice in an amount not less than One Million and No/100 Dollars ($1,000,000.00) for each person and for each occurrence;

                  (5) Such other hazards and in such amounts as may be customary for comparable properties in the area and is available from insurance companies authorized to do business in the Commonwealth of Kentucky;

                  (6) Business interruption insurance covering a risk of loss during the first six (6) months of reconstruction resulting from the occurrence of any of the hazards described in subsections (i) and (ii) of Paragraph (a) in an amount sufficient to prevent Landlord from becoming a co-insurer; and

                  (7) Worker's compensation.

            b. Replacement Cost. The term "full replacement value" of improvements as used herein, shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy.

            c. Additional Insurance. In addition to the insurance described above, Tenant shall maintain such additional insurance (including Tenant's $10 million umbrella policy) as may be reasonably required from time to time by any mortgages.

            d. Waiver of Subrogation. Any provision in this Lease to the contrary notwithstanding, each party, to the extent it is permitted to do so by the terms and provisions of any of the above policies, hereby waives any and all rights it may have against the other, its agents, or employees, for any loss or damage from risks ordinarily insured against under such policies, but only to the extent that such loss or damage is in fact covered by such insurance and is collectible by the insured party. Each party further covenants and agrees that it will, upon request of the other, request each such insurance company to attach to such policy or policies issued by it a waiver of subrogation with respect to the other party, its agents or employees.

            e. Insurance Proceeds. All proceeds payable by reason of any loss or damage to any of the improvements comprising the Facility and insured under any policy of insurance required by (a) above of this Lease shall be paid to Landlord and held by Landlord in trust (subject to the provisions of Paragraph
(f) below and the rights of the holders of the Facility mortgages) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Facility, and shall be paid out by Landlord from time to time for the reasonable costs of such work. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Facility shall be retained by Landlord and shall be credited against future rental payments due from Tenant under this Lease. All salvage resulting from any such loss covered by insurance shall belong to Landlord.

            f. Damage or Destruction. If, during the Term, the Facility is totally or partially destroyed from a risk covered by the insurance described in Paragraph (a), Landlord shall, as soon as practicable, rebuild or restore the Facility to substantially the same condition as existed immediately before the destruction. If the remaining term is one (1) year or less, either party shall have the right to terminate this Lease. If the costs of the restoration exceed the amount of proceeds received by Landlord from the insurance required under Paragraph (a) above, Tenant shall be solely responsible for paying the difference between the amount of insurance proceeds and such cost of restoration.

            g. Restoration of Tenant's Property. If Landlord is required to restore the Facility as provided in Paragraph (f), Landlord shall not be required to restore alterations made by Tenant, or Tenant's improvements, trade fixtures or personal property, such excluded items being the sole responsibility of Tenant to restore. Landlord shall be required to restore tangible personal property owned by Landlord and leased to Tenant pursuant to this Lease or otherwise.

            h. Tenant's Blanket Policy. Notwithstanding anything to the contrary contained in this Section 11, Tenant's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease.

      12. ASSIGNMENT AND SUBLETTING: Provided Tenant is not in default of the terms and provisions of this Lease, Tenant shall have the right to assign this Lease or leasehold estate hereby created, or sublet all or any part of the Facility, to another party with the prior written consent of the Landlord. Landlord and any mortgagee shall not unreasonably withhold its consent to an assignment or subletting of this Lease, and shall be given without the payment of any additional consideration or other amendments or modifications to this Lease or any other agreement. In determining reasonableness, the following factors shall apply: (i) whether the assignee or sublessee agrees in writing to be bound by the terms and conditions of this Lease, (ii) whether the assignee or sublessee has assets and net worth sufficient to operate the premises and meet the obligations of tenant, (iii) whether assignee or sublessee has experience and a reputation in rendering long term care that is not less than roughly comparable to that of the Tenant, and (iv) whether the assignee or sublessee promptly obtains appropriate licensure approvals in accordance with applicable Kentucky statutes and regulations. In the event Landlord refuses or withholds such consent and Tenant wishes to challenge such decision, Tenant shall be entitled to pursue both damages and injunctive relief. Tenant shall also have the right to leasehold mortgage/collaterally assign its interest herein as provided in Section 29 below. Any merger, consolidation, reorganization, or liquidation of Tenant, or the sale of a controlling interest of the capital stock of Tenant's consolidated group, or of a majority of the consolidated group's assets, shall, for purposes of this Lease, constitute an assignment thereof.

      13. SIGNS: Tenant shall have the right to install, maintain and replace in, on or over or in front of the Facility or in any part thereof such signs and advertising matter as Tenant may desire, and Tenant shall comply with all applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purpose. As used in this paragraph, the word "sign" shall be construed to include any placard, light or other advertising symbol or object, irrespective of whether same be temporary or permanent.

      14. EMINENT DOMAIN: If the whole or substantially all of the Facility, or all means of access thereto, be acquired by eminent domain, or by purchase in lieu thereof, this Lease shall terminate and the Rent shall be abated during the unexpired portion of the Lease subsequent to the actual physical taking. Separate awards for damages shall be made to the Landlord and the Tenant for the taking to the extent permitted by applicable law. Should, however, only a portion of the Facility be so condemned or taken, this Lease shall continue in full force and effect provided, however, that the Rent payable under the unexpired portion of this Lease shall be adjusted to such extent as may be fair and reasonable under the circumstances. Landlord shall, in such event, promptly restore the Facility as nearly as feasible to the condition of such Facility immediately prior to the taking, but Landlord shall not be required, at its option, to restore or rebuild the Facility during the last year of the lease Term. Tenant shall not be entitled to any part of the condemnation proceeds arising from any partial taking except that Tenant shall be entitled to make a claim for any of Tenant's property condemned.

      15. DEFAULT: Any one or more of the following events shall at the Landlord's option constitute an "Event of Default":

            (a) Tenant's failure to make payment of Base Rent or Additional Rent when the same is due and payable and the continuance of such failure for a period of thirty (30) days after mailing by certified mail or delivery to Tenant of notice in writing from Landlord specifying in detail the nature of such failure; or

            (b) Tenant's failure to perform any of the other covenants, conditions, and agreements imposed by it under this Lease and the continuance of such failure without the curing of same for a period of thirty (30) days after mailing by certified mail or delivery to Tenant of notice in writing from Landlord specifying in detail the nature of such failure and provided Tenant shall not cure such failure as provided in paragraph (D) below; or

            (c) The adjudication of Tenant as a bankrupt, or the appointment of a receiver or trustee for Tenant's property and affairs, or the making by Tenant of any assignment for the benefit of its creditors or the filing by or against Tenant of a petition in bankruptcy not vacated or set aside within ten (10) days of such filing.

            (d) Tenant's failure to timely correct any deficiencies of any kind issued by any state or federal agency having jurisdiction over the Facilities, where such failure if not timely corrected would have a material adverse effect on the Facilities operations or its licenses.

      If an Event of Default occurs (a "Default"), the Landlord, in addition to any other right or remedy it may have with respect to such Default, may upon ten
(10) days written notice, terminate this Lease for cause and re-enter the Facility and take possession of the same, or, at its option, in such event Landlord may, without declaring this Lease terminated, re-enter the Facility and occupy or lease the whole or any part thereof, for and on account of Tenant and on such terms and conditions for such rental as Landlord may deem proper based on reasonable business practices, and Landlord shall in such event collect such rent and apply the same upon the rents due from Tenant and upon the expenses of such subletting, and any and all other damages sustained by Landlord. If a Default occurs, Landlord shall exercise reasonable efforts to mitigate damages hereunder and to re-let the Facility, but Landlord's failure to relet or sublet the Facility shall not prevent or delay the exercise by Landlord, at its option, of its right to recover as damages any Base Rents and Additional Rents due and owing for the remainder of the Term, together with all costs and expenses of collecting the same, subject to Landlord's obligation to repay or credit the Tenant with all recoveries made by Landlord.

      Upon the occurrence of a Default, Landlord may, at its option, give Tenant written notice by certified mail of Landlord's election to end the term of this Lease upon a date specified in such notice, which date shall be not less than ten (10) days after the date of delivery or certified mailing by Landlord of such notice, and whereupon the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time as fully and with like effect as if the entire term of this Lease had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter set forth; provided, that this Lease shall not terminate if Tenant shall cure such Default prior to the termination date specified in such notice.

            (e) In the event Landlord gives notice of a Default of such a nature (other than a Default which may be cured by a payment of money) that it cannot be cured within such ten (10) day or greater period, then such Default shall not be deemed to continue so long as Tenant, after receiving such notice, proceeds diligently and continuously to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No Default shall be deemed to continue if, and so long as, Tenant shall be proceeding to cure the same in good faith or be delayed in or prevented from curing the same by force majeure.

      16. HOLDING OVER: If Tenant remains in possession of the Facility after the expiration of the Term hereof, including any extensions of the term, and without the execution of a new lease, Tenant shall occupy the Facility as a Tenant from month to month, subject to all of the conditions of this Lease insofar as consistent with such a tenancy and at the highest monthly Base Rent and Additional Rent herein provided.

      17. WAIVERS: Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, expressed or implied of any breach of any provisions of this Lease, shall be deemed a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment in account.

      18. SURRENDER OF FACILITY: Upon the expiration or other termination of this Lease, Tenant covenants and agrees that it will peaceably leave and surrender possession of the Facility to Landlord. Upon such surrender, all improvements on the Facility shall be in good repair, damage or destruction by fire or other casualty insured against and ordinary wear and tear, alterations, additions and improvements herein permitted excepted.

      19. NOTICES: Until notice to the contrary to the other party has been given, all notices and payments of money if made to Landlord shall be made or given by telephonic


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facsimile (transmission electronically confirmed), nationally recognized overnight delivery service (freight prepaid), hand delivery, or by mail (postage prepaid) addressed to:

      LANDLORD:   BROWNSBORO HILLS NURSING HOME, INC.
                  c/o Messrs.  HAROLD V. BOMAR, JR. and HAROLD V. BOMAR III
                  601 Cressbrook Drive
                  Louisville, KY 40206
                  Phone: 502-896-4660
                  Fax: 502-897-9503

      TENANT:     TRANSITIONAL HEALTH SERVICES
                  9300 Shelbyville Road, Suite 1300
                  Louisville, Kentucky 40222
                  Attn: Randall J. Bufford
                  Phone: 502-425-3620
                  Fax: 502-425-3662

      20. SHORTFORM LEASE: The parties hereto shall forthwith execute and record with the Jefferson County Clerk a Memorandum or Short Form Lease Agreement, in recordable form, including such provisions hereof as either party may desire to incorporate therein.

      21. NON-DISTURBANCE AND ATTORNMENT: Tenant agrees upon request of Landlord's mortgagee to attorn to such mortgagee, subordinate this Lease to any mortgage constituting a lien on the Facility, and to provide such other reasonable assurance as such mortgagee may reasonably require in connection with the financing of the Facility and the improvements thereon provided, however, any such agreement or document shall provide, and such mortgagee shall covenant, that Tenant's use and possession of the Facility shall not be disturbed so long as Tenant shall not cause or suffer any material Default hereunder. In the event Landlord shall default in any payment due in respect of such mortgage, Tenant shall have the right under Landlord's mortgage, but not the obligation, upon ten
(10) days written notice from either Landlord or Landlord's mortgage, to pay such amount due and thereby cure such default (and credit the amount of any such payment against the Tenant's next succeeding Rent obligations).

      22. PERFORMANCE BY LANDLORD: Landlord covenants to perform all of its obligations to any mortgagee or other secured lender holding a lien on any property subject to this Lease and to make timely payments on all such secured indebtedness. In the event payment is made by Tenant for Landlord's account as hereinabove provided in Section 21 hereof, Tenant shall be entitled to recover such payment from Landlord with interest from the day of such payment at the same rate applicable with respect to the secured indebtedness upon which such payment is made, but no such payment shall be offset or otherwise relieve Tenant from making future Rent payments as and when the same come due.

      23. ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties hereto, and no other oral or written statement shall apply. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or canceled except by writing subscribed to by all parties.

      24. BROKERAGE: Each of the parties covenants and represents to the other that neither has incurred brokerage fees with respect to the transaction herein set forth.

      25. PARTIES: The covenants, conditions, obligations and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns. Tenant's general partners and holding company jointly and severally endorse this Lease for the purpose of guaranteeing all of Tenant's obligations to Landlord during the Term hereof, including without limitation, the obligation to make timely payment of all installments of Base Rent and/or Additional Rent becoming due during the Term.

      26. RIGHT OF FIRST REFUSAL: In the event Landlord wishes during the Term to sell the Facility or any part thereof, Landlord shall notify Tenant of its intent to sell in writing by certified mail setting forth the amount of the proposed sale price and all other terms and conditions of such proposed sale, and Tenant shall have the right of first refusal to purchase the Facility upon the same terms and conditions by giving Landlord written notice of its election so to do within thirty (30) days after receipt of Landlord's notice. In the event Tenant fails to notify Landlord of its election within such thirty (30) day period, or notifies Landlord it does not wish to exercise its right to purchase, Landlord shall have the right to sell the Facility subject to this Lease upon terms and conditions no more favorable to a purchaser than those contained in its notice to Tenant.

            In the event Landlord wishes to relet to any person or entity the Facility upon the expiration of the Term, Landlord shall notify Tenant of its intent to relet in writing by certified mail, setting forth the proposed terms of such Lease, and Tenant shall have the right of first refusal to relet the Facility upon the same terms and conditions by giving Landlord written notice of its election to do so within thirty (30) days after receipt of Landlord's notice. In the event Tenant fails to notify Landlord of its election within the thirty (30) day period or notifies Landlord it does not wish to exercise its right to relet, Landlord shall have the right to relet the Facility upon terms and conditions no more favorable to a Tenant than those contained in its notice to Tenant.

            Tenant's right to notice and/or exercise either of the rights of first refusal hereinabove specified shall be subject to the condition that Tenant not be in Default hereunder. If Tenant shall have lost its right to purchase by reason of Default as hereinabove set forth, or if after receiving notice Tenant shall not exercise its right to acquire the Facility and the Facility shall be sold by Landlord to a third party, the rights of first refusal herein granted shall be terminated as of the recordation of the deed conveying the Facility.

      27. RENT DEPOSIT: To secure its payment of Rent and performance of all its other obligations under this Lease, Tenant shall deposit Two Hundred Fifty Thousand Dollars ($250,000.00) (i.e., the "Rent Deposit") with Landlord on the Effective Date. Landlord shall not be obliged to keep the Rent Deposit as a separate fund, but may mix the Rent Deposit with its own funds. A portion of the Rent Deposit shall be used to satisfy and pay the landlord's obligations under a Promissory Note dated July 5, 1995, in the principal amount of $50,000.00, including payment of all principal and accrued interest. In the event of an Event of Default and Landlord's termination of this Lease or any termination of this Lease, Landlord shall apply the Rent Deposit towards Rents or other charges in arrears, reasonable repossession costs, or upon damages for Tenant's failure to perform. Provided Tenant is not then in default under this Lease, Tenant shall be permitted to setoff, and Landlord agrees to apply the balance of, the Rent Deposit towards the Tenant's Rent obligations during the last possible months of the Term hereof, taking into account any other amounts due Tenant from Landlord.

      28. ENVIRONMENTAL MATTERS: Landlord hereby represents and warrants to, and covenants with, Lessee, without regard to whether Lessee has or hereafter obtains any knowledge or report of the environmental condition of the Facility, as follows:

            a. The Facility has never been used by Landlord for industrial or manufacturing purposes, for landfill dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material (except for miscellaneous cleaning supplies, diesel fuel for the Facility's emergency generator in an above ground storage tank, and medical/infectious waste, all of which is stored and disposed of in compliance with applicable Hazardous Materials Law), for underground or aboveground storage tanks, or for any other use that could give rise to the release of any Hazardous Material on the Facility; and, to the best of Landlord's knowledge, no such use of the Facility occurred at any time prior to the period of Landlord's ownership or use of the Facility, and to the best of Borrower's knowledge, no such use on any adjacent Facility occurred at any time prior to the date hereof;

            b. To Landlord's knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Facility;

            c. Landlord has no notice and any knowledge of any pending or threatened claim or investigation concerning the presence, release, or remediation of any Hazardous Material or other environmental condition on or about the Facility or any adjacent property or concerning whether any condition, use or activity on the Facility or any adjacent property is in violation of any Hazardous Materials Law;

            d. To Landlord's knowledge, the present conditions, uses and activities on the Facility do not violate any Hazardous Materials Law, and the use of the Facility which Landlord makes of the Facility complies and will comply with all applicable Environmental Requirements;

            e. The Facility does not appear on and to the best of Landlord's knowledge has never been on the National Priorities List, any federal or state "superfund" or "superlien" list, or any other list or database of properties maintained by governmental authority showing properties which are known to contain or which are suspected of containing Hazardous Materials;

            f. Landlord, nor to Landlord's knowledge any tenant or subtenant, has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on any of the Facility by reason of any Environmental Requirement.

            Landlord agrees to indemnify, defend and hold Lessee harmless from and against any and all claims, actions or damages involving Hazardous Materials or any issues or matters discussed in paragraphs (a) through (f) above to the extent such claims, actions or damages arose or relate to conditions on or about the Facility or the activities of the Landlord prior to the Commencement Date, and to the extent that the existence of such matters or issues constitute a breach by Landlord of the representations and warranties set forth in this
Section 28. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, actions or damages involving Hazardous Materials and arising out of Tenant's operation of the Facilities.

            As used in this paragraph, "Hazardous Material" means any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to Hazardous Materials Law, including without limitation, asbestos, radon, polychlorinated biphenyls, urea formaldehyde foam insulation, medical/infectious waste, explosive or radioactive material, motor fuel or other petroleum hydrocarbons, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials, and any items included in the definition of hazardous or toxic wastes, or any other materials or substances under any Hazardous Materials Law; and "Hazardous Materials Law" means any law pertaining to health, safety, Hazardous Material, or the environment, including, without limitation, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

      29. LEASEHOLD IMPROVEMENTS; LEASEHOLD FINANCING: Tenant shall have the right at any time and with the Landlord's prior consent, which consent shall not be unreasonably withheld, to construct, alter, repair or maintain on any part of the Facility and such related buildings, parking areas, driveways, structures, sidewalks and other similar and dissimilar improvements as Tenant shall desire. Consent by the Landlord to an increase in the Facilities' beds or apartments may be unreasonably withheld. All alterations and improvements constructed by Tenant shall (i) comply with all applicable building codes and ordinances, (ii) be borne and paid for by Tenant exclusively, (iii) be diligently completed once construction has commenced, and (iv) become the property of Landlord upon the termination of this Lease. Prior to the commencement of any such alterations, additions, replacements or improvements, Tenant shall submit to and obtain Landlord's written approval of the plans and specifications thereof, which approval shall not be unreasonably withheld. Tenant agrees to indemnify Landlord against all claims by laborers and materialmen for any improvements constructed by Tenant, and save and hold Landlord and Facility harmless from any and all liability of any kind on account of such work or improvement. Whenever Tenant shall not be subject to an Event of Default, Tenant shall have the right to mortgage its leasehold interest and contract rights arising under this Lease. If Tenant does so, Landlord agrees as follows: (a) Landlord shall not agree to any modification, amendment or termination of this Lease without first obtaining the prior written approval of Tenant's leasehold mortgagee (the "Tenant's Mortgagee"), which approval shall not be unreasonably withheld, provided, however, that this provision shall not impair Lessor's right to terminate this Lease pursuant to its terms due to Event of Default hereunder; (b) Landlord shall notify Tenant's Mortgagee in writing of any Event of Default by Tenant under this Lease at the time notice is sent to Tenant and Tenant's Mortgagee shall then have the right, but not the obligation, to correct any such default within the time allotted to Tenant under this Lease, provided, that no such notification of Tenant's Mortgagee shall be required unless Tenant has provided Lessor with name and current address of Tenant's Mortgagee; (c) If for any reason whatsoever, including the disaffirmance or rejection of this Lease in a bankruptcy proceeding, this Lease shall terminate or come to an end during the term of Tenant's Mortgagee's mortgage, Landlord shall enter into a new lease with Tenant's Mortgagee on the same terms and conditions as this Lease if Tenant's Mortgagee shall pay Landlord all amounts owed by Tenant under the Lease; (d) Tenant's Mortgagee shall not be liable for the performance of this Lease (subject to subsection (c) above) except during such time as Tenant's Mortgagee shall be in possession due to foreclosure or other acquisition of the leasehold estate, and upon any permitted subsequent assignment of this Lease by Tenant's Mortgagee, Tenant's Mortgagee shall remain liable for the performance of the obligations of any Tenant under any substitute agreement entered into between Tenant's Mortgagee and Lessor. The rights of Tenant pursuant to this Section 29 shall be subject to any restrictions set forth in any mortgage on the Facility.

      Landlord shall enter into an agreement in recordable form with Tenant's Mortgagee, if so requested by Tenant;s Mortgagee, containing the foregoing terms and conditions. In no event shall Lessor be liable to pay any such amounts due to Tenant's Mortgagee or under any such leasehold mortgage.

      IN WITNESS WHEREOF, the parties hereto have each, pursuant to due corporate authority, caused this Lease to be executed in its name and on its behalf, each by its duly authorized officer, all as of this day and year first above written.

LANDLORD:                      BROWNSBORO HILLS NURSING HOME, INC.


                               By: /s/ Harold V. Bomar, Jr.
                                       -----------------------------------------
                                       Harold V. Bomar, Jr., Secretary-Treasurer

                               Date:  8/3/95

                               and

                               By: /s/ Harold V. Bomar, III
                                       -----------------------------------------
                                       Harold V. Bomar, III, President

                               Date:  8/3/95



                               BROWNSBORO HILLS PLAZA
                               a Kentucky general partnership


                               By: /s/ Harold V. Bomar, Jr.
                                       -----------------------------------------
                                       Harold V. Bomar, Jr., General Partner

                               Date:  8/3/95

                               and

                               By: /s/ Harold V. Bomar, III
                                       -----------------------------------------
                                       Harold V. Bomar, III, General Partner

                               Date:  8/3/95

TENANT:                        TRANSITIONAL HEALTH PARTNERS d/b/a
                               TRANSITIONAL HEALTH SERVICES.,
                               a Delaware general partnership
                               By  THS Partners I, Inc., and
                                   THS Partners II, Inc., General Partners


                               By: /s Randall J. Bufford
                                       -----------------------------------------
                                      Randall J. Bufford, General Manager

                               Date:  8/8/95